Exhibit 14(c)

CONSENT OF JOHN CHRISTENSEN

I hereby consent to the reference to my name under the heading “Experts” in the prospectus included in the Post-Effective Amendment No. 10 to the Registration Statement on Form N-6 for certain flexible premium variable universal life insurance policies issued through American Family Variable Account I of American Family Life Insurance Company (File No. 333-44956).

/s/ John Christensen
John Christensen
Chief Actuary – Life/Health

April 22, 2008